Exhibit 10.14
                                OPTION AGREEMENT
                                ----------------

         THIS AGREEMENT is entered into as of October 22, 2004, by and between Leonard I. Malis, an individual, with an address at 219-44 Peck Avenue, Queens, NY 11427 ("LIM") and Valley Forge Scientific Corp., with an address at 136 Green Tree Road, Oaks, Pennsylvania 19456 (hereinafter referred to as "VLF").

                                    RECITALS
                                    --------

         A. LIM is the sole owner of the "Malis" trademark ("Trademark"), which is further described in Schedule A, attached hereto; and

         B. LIM desires to grant to VLF and VLF desires to purchase from LIM a call option (hereinafter referred to as the "Option") under which LIM at the written request of VLF shall sell to VLF the Trademark upon the terms set forth in this Agreement.

         NOW, THEREFORE, for and in consideration of the foregoing, and in consideration of the sum of THIRTY-FIVE THOUSAND ($35,000.00) Dollars paid by VLF to LIM, the receipt of which is hereby acknowledged, and the mutual covenants and conditions hereinafter set forth, the parties do hereby agree as follows:

         1. OPTION TO PURCHASE. LIM hereby grants to VLF the Option under which LIM, upon the written request of VLF, shall sell the Trademark to VLF upon the terms and conditions set forth below.

                  (a) Time for Exercise of Option. Commencing on the date of this Agreement and ending at 6:00 p.m. (New York, New York time) on September 30, 2005 (the "Termination Date") VLF may exercise the Option to purchase the Trademark. The Termination Date may be extended by VLF on an annual basis until September 30, 2009 provided that VLF makes the payments to LIM set forth below:

                           1.       Upon VLF paying LIM the sum of $20,000 at
any time during the period between October 1, 2004 and September 30, 2005, the Termination Date shall be extended until September 30, 2006.

                           2.       Provided the payment in subparagraph (a)(1),
above, has been timely made, upon VLF paying LIM the sum of $20,000 at any time during the period between October 1, 2005 and September 30, 2006, the Termination Date shall be extended until September 30, 2007.

                           3.       Provided the payments in subparagraphs
(a)(1) and (2), above, have been timely made, upon VLF paying LIM the sum of $40,000 at any time during the period between October 1, 2006 and September 30 2007, the Termination Date shall be extended until September 30, 2008.

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                           4.       Provided that payments in subparagraphs
(a)(1), (2) and (3), above, have been timely made, upon VLF paying LIM the sum of $60,000 at any time during the period between October 1, 2007 and September 30, 2008, the Termination Date shall be extended until September 30, 2009.

                  (b) Notice of Exercise of Option. The Option may only be exercised on or before the Termination Date upon written notice of exercise by VLF ("Notice of Exercise") given to LIM, specifying a closing date and time ("Closing Date") during business hours (9:00 a.m. to 6:00 p.m., New York, New York time) no less than two (2) business days after Notice of Exercise and no later than thirty (30) business days after the date of the Notice of Exercise.

                  (c) Expiration of Option. The Option shall expire if the Notice of Exercise for is not received by LIM by the Termination Date.

                  (d) Exercise Price of the Option. The exercise price ("Exercise Price") of the Option shall be FOUR MILLION ONE HUNDRED AND FIFTY SEVEN THOUSAND FIVEHUNDRED and FOUR DOLLARS ($4,157,504.00) payable on the Closing Date as follows:

                           (i)      By delivering to LIM The sum of ONE HUNDRED
FIFTY NINETHOUSAND NINE HUNDRED AND FOUR ($159,904.00) Dollars; and

                           (ii)     By delivering to LIM (i) a duly executed
note ("Note") in the amount of THREE MILLION NINE HUNDRED AND NINETY SEVEN THOUSAND SIX HUNDRED ($3,997,600) Dollars, a copy of which is attached as Exhibit A, hereto; and (ii) a duly executed security agreement ("Security Agreement"), a copy of which is attached as Exhibit B, hereto, securing the obligations under the Note.

                  (e) Codman Payments. Up to and including the Closing Date, LIM shall continue to receive from Codman & Shurtleff, Inc. ("Codman") all royalty payments pursuant to the Codman Agreement (as hereinafter defined), as amended, ("Codman Royalties"). If VLF exercises the Option, then after the Closing Date the only payments that LIM shall receive in connection with, or relating to, the Codman Agreement, as amended, are Codman Royalties from Codman
(i) for VLF products bearing the Trademark sold by VLF to Codman from the end of the last period (prior to the Closing Date) that Codman has paid LIM Codman Royalties until the Closing Date, and (ii) for the sale of non-VLF products by Codman prior to the Closing Date (collectively "Post Closing LIM Payments") and VLF shall receive and shall have the exclusive right to all other Codman Royalties and payments under the Codman Agreement, as amended. The parties hereto acknowledge and agree that Codman Royalties are payable by Codman only when such products are actually sold by Codman to end-users.

         2. REPRESENTATIONS BY LIM. LIM represents and warrants to VLF as follows:

                  (a) Powers; Authorization; Enforceable Obligations. LIM has the power and authority and legal right to execute, deliver and perform this Agreement and any other instruments of transfer, assignment and conveyance required to be delivered hereunder and all schedules and exhibits hereto

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(collectively, the "Agreement"). The execution, delivery and performance of this
Agreement and the transactions contemplated hereunder have been duly authorized and no further action is required. This Agreement has been and will be, as the case may be, duly executed and delivered by LIM, and this Agreement constitutes and will constitute, as the case may be, legal, valid and binding obligations of LIM, enforceable against him in accordance with its terms.

                  (b) Validity of Agreement. The execution, delivery and performance of this Agreement by LIM does not and will not contravene or violate
(a) any existing law, rule or regulation to which LIM is subject, or (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to LIM or the Trademark, nor will such execution, delivery or performance violate, be in conflict with or result in the breach (with or without the giving of notice or lapse of time, or both) of any term, condition or provision of, or require the consent of any other party to, any agreement, contract, lease, license, permit, or other document or understanding, oral or written, to which LIM is a party or to which LIM or the Trademark may be bound or affected thereby. No authorization, approval or consent, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement by LIM.

                  (c) Compliance with Laws. LIM has complied with, and is not in violation of any applicable law, rule, order, ordinance or regulation to which the Trademark is subject, which would materially impair the value of the Trademark or the use of the Trademark by VLF, and to LIM's knowledge has not failed to obtain or to adhere to the requirements of any license, permit or authorization necessary for his ownership of the Trademark, which would materially impair the value of the Trademark or the use of the Trademark by VLF.

                  (d) Title. LIM has good, valid, and exclusive title to the Trademark, free and clear of all liens, charges, security interests, claims and encumbrances of any nature whatsoever, and LIM shall convey, transfer and assign to VLF on the Closing Date such title to the Trademark, free and clear of all liens, charges, security interests, claims and encumbrances of any nature whatsoever. Copies of LIM's registrations for the Trademark in the United States Patent and Trademark office are attached as Schedule C, hereto.

                  (e) Trademark. LIM holds all permits and other authorizations pertaining to the Trademark.

                  (f) Contracts. The only agreement LIM has entered into regarding the Trademark is with Codman. The only agreement currently in effect regarding the Trademark is a certain agreement dated October 15, 2004 between Codman and LIM ("Codman Agreement"). As set forth in the Codman Agreement, the agreement and all extensions set forth in Schedule B, attached hereto, expired in accordance with their terms on December 31, 2003.

                  (g) Litigation. There is no litigation, arbitration, investigation, labor dispute or grievance or other proceeding before any court, arbitrator or governmental or regulatory official, body or authority pending or, to the best of LIM's knowledge, threatened against LIM, any of his assets, properties, the Trademark, or the transactions contemplated by this Agreement and there are no outstanding judgments against LIM or the Trademark.

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                  (h)      Brokers. All negotiations relative to this Agreement
and the transactions contemplated hereby have been carried on by LIM directly with VLF and without the intervention of any other person purporting to act on behalf of or retained by LIM and in such manner as not to give rise to any valid claim against LIM or VLF for a finder's fee, brokerage commission or like payment.

         The representations of LIM in this Section 2 shall be true and correct on the Closing Date and shall survive for a period of six (6) years after the Closing Date, provided, however, the representations in Section 2(c) and (g), shall only survive for a period of two (2) years after the Closing Date

         3. REPRESENTATIONS OF VLF. VLF represents and warrants to LIM as follows:

                  (a) Corporate Existence. VLF is a Pennsylvania corporation duly organized, validly existing and in good standing under the laws of the State of Pennsylvania and has the corporate power and authority to carry on its business as has been and is now being conducted.

                  (b) Corporate Powers; Authorization; Enforceable Obligations. VLF has the corporate power and authority and legal right to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement and the transactions contemplated hereunder have been duly authorized by all necessary action of the VLF's Board of Directors, and no further corporate action is required. This Agreement has been and will be, as the case may be, duly executed and delivered by VLF, and this Agreement constitutes and will constitute, as the case may be, legal, valid and binding obligations of VLF, enforceable against it in accordance with its terms.

                  (c) Validity of Agreement. The execution, delivery and performance of this Agreement by VLF does not and will not contravene or violate
(a) any existing law, rule or regulation to which VLF is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to VLF, or (c) the Certificate of Incorporation or Bylaws of VLF, nor will such execution, delivery or performance violate, be in conflict with or result in the breach (with or without the giving of notice or lapse of time, or both) of any term, condition or provision of, or require the consent of any other party to, any agreement, contract, lease, license, permit, or other document or understanding, oral or written, to which VLF is a party or may be bound or affected thereby. No authorization, approval or consent, and no registration or filing with, any governmental or regulatory official, body or authority is required in connection with the execution, delivery and performance of this Agreement by VLF.

                  (d) Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by VLF directly with LIM and without the intervention of any other person purporting to act on behalf of or retained by VLF and in such manner as not to give rise to any valid claim against LIM or VLF for a finder's fee, brokerage commission or like payment.

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

                  The representations of VLF in this Section 3 shall survive the exercise of this Option.

         4.       COVENANTS OF LIM.

                  (a) LIM covenants and agrees that from the date of this Agreement until the earlier of the Termination Date or the Closing Date, LIM will:

                           (i)      Encumbrances. Not enter into, assume or
create any mortgage, pledge, conditional sale, lien, security interest, option, encumbrance or charge of any kind whatsoever on the Trademark or enter into any agreement pertaining to the Trademark (other than pursuant to the Security Agreement).

                           (ii)     Notices to VLF. Provide VLF with immediate
notice of any of the following occurrences: (a) filing of litigation, enforcement of judgment against LIM or the Trademark or knowledge of written notice of enforcement of a judgment against LIM or the Trademark; (b) written or electronic notice of any threatened litigation against LIM or the Trademark; (c) any communication received by LIM from any governmental entity or body (local, state, federal or foreign) pertaining to the Trademark; and (d) notices received by LIM relating to liens, loans, encumbrances, claims, charges or security interest involving the Trademark.

                           (iii)    No Shop Clause. LIM shall not directly or
indirectly through any person or entity solicit, initiate or encourage submission of proposals or offers from any person relating, directly or indirectly, to the Trademark or participate in any negotiation regarding, or furnish to any other person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to or seek, directly or indirectly, to acquire any interest in the Trademark.

                           (iv)     VLF shall have the right to negotiate the
terms of an amendment to the Codman Agreement with Codman or a new agreement for the Trademark with Codman; provided, however, that prior to the Closing Date VLF cannot bind LIM to any amendment to the Codman Agreement or a new agreement with Codman, in each case without LIM's prior written consent, which consent shall not be unreasonably withheld or delayed;

                           (v)      LIM will not enter into any agreement for
the extension, modification or renewal of the Codman Agreement, except for extensions of the term of the Codman Agreement for periods of no more than three
(3) months at a time, without the prior written consent of VLF, which consent shall not be unreasonably withheld or delayed. In all cases, LIM will give VLF no less than fifteen (15) days notice prior to discussing or entering into any extension of the Codman Agreement with Codman.

                  (b) Cooperation. After the exercise of this Option by VLF in accordance with the terms set forth herein, LIM shall take such action and execute such documents as VLF shall reasonably require in order to properly assign and transfer to VLF the Trademark on or after the Closing Date and to effectuate the terms of this Agreement.

         5.       COVENANTS OF VLF.

                  (a) Trademark. After the Closing Date, VLF shall have the unrestricted right to take any action pertaining to the Trademark.

                  (b) Payment Received From Codman. In the event that VLF receives Post Closing LIM Payments from Codman, VLF shall promptly forward such payment(s) to LIM.

                  (c) Tax Treatment of Trademark Acquisition. For federal income tax purposes, VLF will treat its payment of the Exercise Price as amounts chargeable to a capital account under Section 1253(d)(2) of the Internal Revenue Code of 1986, as amended ("Code"), and will not claim any deduction including, but not limited to, a deduction for a license, lease, royalty or other payment with respect to its payment of the Exercise Price, provided that (i) VLF may claim an amortization deduction of the Exercise Price under Section 197 of the Code, as amended, or any successor statute, and (ii) VLF may claim a deduction for imputed interest in connection with the payment of the Exercise Price.

         6.       DELIVERIES AND CONDITION OF CLOSING.

                  (a) Deliveries by LIM. At Closing, LIM shall deliver to VLF the following documents, in form and substance satisfactory to VLF:

                           (i)      A good and sufficient assignment and bill of
sale ("Transfer Documents") with covenants of warranty, assignments and endorsements, and other good and sufficient instruments and documents of conveyance and transfer, in form and substance reasonably satisfactory to VLF and its counsel, as shall be necessary and effective to convey, transfer and assign to, and vest in, VLF as of the Closing Date good, valid and exclusive title to the Trademark, free and clear or any and all liens, encumbrances, security interests, option or charges, whatsoever (other than pursuant to the Security Agreement);

                           (ii)     A duly executed certificate of LIM,
certifying that all the representations and warranties in Section 2 are true and correct as of the Closing Date and that LIM has performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by LIM prior to or on the Closing Date;

                           (iii)    A written notice to Codman in a form
acceptable to VLF advising Codman that the Trademark has been transferred to VLF as of the Closing Date; and

                           (iv)     Such other documents that VLF or its counsel
may reasonably request to complete the transactions contemplated under this Agreement, including any consents from Codman that are required under the Codman Agreement for LIM to transfer the Trademark to VLF.

                  (b) Deliveries by VLF. At Closing, VLF shall deliver to LIM the following:

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

                           (i)      The sum of One Hundred Fifty Nine Thousand
Nine Hundred and Four Dollars ($159,904.00) by wire transfer, certified check or bank cashiers check.

                           (ii)     a duly executed Note and Security Agreement;

                           (iii)    A certificate of VLF duly executed by an
authorized officer of VLF, dated as of the Closing Date, certifying that all the representations and warranties in Section 3 are true and correct as of the Closing Date and that VLF has performed and complied with all agreements and conditions required by this Agreement to be performed and complied with by VLF prior to or on the Closing Date;

                           (iv)     a written notice to Codman stating that LIM
shall receive royalties from Codman on sales of all VLF products to Codman, prior to the Closing Date that bear the Trademark; and

                           (v)      A copy of the resolutions adopted by VLF's
Board of Directors relating to the transactions contemplated by this Agreement, certified as of the Closing Date to be complete and correct by the Secretary or an Assistant Secretary of VLF.

         7.       GENERAL PROVISIONS

                  (a) Binding Effect; Assignment. This Agreement will be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties.

                  (b) Fees and Expenses. Each party will bear its own expenses and fees incurred in connection with this Agreement and the transactions contemplated hereby.

                  (c) Counterparts. Any number of counterparts of this Agreement may be signed and delivered and each will be considered as an original and together they will constitute one agreement.

                  (d) Entire Agreement. This Agreement constitutes the entire agreement between the parties pertaining to its subject matter and supersedes all prior and contemporaneous negotiations, agreements and understandings, written and oral, of the parties in connection herewith. No representation, covenant or condition not expressed in this Agreement will affect or be effective to interpret, change or restrict this Agreement. No amendment, modification, termination or attempted waiver of any of the provisions of this Agreement will be binding on the parties unless in writing signed by all of the parties hereto, and no waiver of any provision of or default under this Agreement will affect the right of the parties thereafter to enforce any other provision or to exercise any right or remedy in the event of any other default, whether or not similar.

                  (e) Notices. All notices, demands and other communications which are required to be given to or made by either party to the other in connection with this Agreement will be in writing, will be deemed to have been given when the next business day after properly sent by reliable next business day courier (as evidenced by the receipt from such courier) to the following addresses: if to LIM: to the address set forth on the first page of this Agreement with a copy to Richard Kurnit, Esq., Frankfurt, Kurnit, Klein & Selz, P.C., 488 Madison Avenue, New York, NY 10022; or if to Purchaser, VLF to

Jerry L. Malis, CEO, Valley Forge Scientific Corp., 136 Green Tree Road, Suite 100, P.O. Box 1179, Oaks, PA 19456 with a copy to Russell U. Schenkman, Esq., Schenkman Jennings & Howard, LLC,13 Roszel Road, Suite C-225, Princeton, New Jersey 08540.

                  (f) Headings. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope of this Agreement or any provision hereof.

                  (g) Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, is declared by a court of competent jurisdiction to be invalid for any reasons, such invalidity shall not affect the remaining provisions hereof or the application of such provisions to persons or circumstances other than those to which it is held invalid and this Agreement will be construed and enforced as if such invalid provisions had never been inserted.

                  (h) Waiver. Any of the terms and conditions of this Agreement may be waived in writing at any time before the Closing Date by the party entitled to the benefit thereof.

                  (i) Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties hereto, any rights or remedies under or by reason of this Agreement.

                  (j)      Arbitration.

                           (i)      All disputes, claims, or controversies
arising out of or relating to this Agreement or any other agreement executed and delivered pursuant to this Agreement or the negotiation, validity, execution or performance hereof and thereof or the transactions contemplated hereby and thereby that are not resolved by mutual agreement shall be resolved solely and exclusively by binding arbitration to be conducted in accordance with the rules of the American Arbitration Association ("AAA") then in effect in the State of New York. The arbitration shall be held in New York City, New York before a single arbitrator knowledgeable in business law matters.

                           (ii)     The initial fees and cost of the arbitrator
shall be borne equally between the disputing parties. The prevailing party in such arbitration, as determined by the arbitrator, and in any enforcement or other court proceedings, shall be entitled as part of the award to the extent permitted by law, to reimbursement from the other party for all of the prevailing party's costs (including, but not limited to the arbitrator's compensation), expenses, and attorneys' fees.

                           (iii)    Nothing in this section shall limit any
right that any party may otherwise have to seek to obtain (i) preliminary injunctive relief in order to preserve the status quo pending the disposition of any such arbitration proceeding or (ii) temporary or permanent injunctive relief from any breach of any provision of this Agreement.

                  (k) Governing Law. This Agreement will be governed by, construed and enforced in accordance with the laws of the State of New York without application of principles of conflicts of laws. All parties submit to

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the exclusive jurisdiction of the State and Federal Courts of the State, City
and County of New York for any legal matters pertaining to this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement the date first written above.


WITNESS:

                                           LEONARD I. MALIS


                                           /s/ LEONARD I. MALIS
                                           -------------------------------------
                                           Leonard I. Malis


                                           VALLEY FORGE SCIENTIFIC CORP.


                                           By: /s/ JERRY L. MALIS
                                               ---------------------------------
                                               Jerry L. Malis, CEO and President

                                                                       Exhibit A

                                     SECURED
                              TERM PROMISSORY NOTE

Principal Amount: $3,997,600                   Date:             _________, 200_
                                                                 Oaks, PA

FOR VALUE RECEIVED, Valley Forge Scientific Corp., a Pennsylvania corporation, with a principal business address at 136 Green Tree Road, Suite 100, P.O. Box 1179, Oaks, PA 19456-1179 (the "VLF") promises to pay to Leonard I. Malis, an individual, with an address at 219-44 Peck Avenue, Queens, New York 11427 (hereinafter "LIM"), the principal sum of THREE MILLION NINE HUNDRED AND NINETY SEVEN THOUSAND SIX HUNDRED DOLLARS ($3,997,600.00)

         No Interest.  This Note shall not bear interest.

         Principal Payments. VLF shall pay principal in twenty-five (25) equal installments of ONE HUNDRED AND FIFTYNINE THOUSAND NINE HUNDRED AND FOUR ($159,904.00) (individually an "Installment Payment" and collectively "Installment Payments") commencing three months after the date hereof ("Commencement Date") and continuing on each three month anniversary of the date of this Note until the principal sum is paid in full. VLF shall make all payments to LIM at LIM's address shown above or at such other place as LIM may designate in writing.

         Prepayment. This Note may be prepaid in whole or in party without penalty.

         Late Charges. If an Installment Payment is not paid within fifteen (15) days of its due date, VLF will be charged 5.00% of the unpaid portion of the regularly scheduled payment. VLF shall pay this late charge for the purpose of defraying the expense incident to the handling of the delinquent payment. Furthermore, if VLF is in default of an Installment Payment, then interest ("Default Interest") shall accrue on the entire unpaid balance of this Note from the date of such default until the date of payment of such Installment Payment at an annual rate equal to the lesser of 12% or the maximum rate of interest permitted by applicable law.

         Default. Each of the following shall constitute an event of default ("Event of Default") under this Note.

                  i. Payment Default. VLF fails to make any payment when due under this Note; provided however, the VLF shall not be considered to be in default if a payment is made within five (5) business days of its due date.

                  ii.  Bankruptcy Event.

                           (a) VLF makes a general assignment for the benefit of
creditors; or

                           (b) (b) VLF commences (as the debtor) a case in
bankruptcy, or commences (as the debtor) any proceeding under any other insolvency law; or

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

                           (c) A case in bankruptcy or any proceeding under any
other insolvency law is commenced against VLF (as the debtor) and a court having jurisdiction enters a decree or order for relief against VLF as the debtor in such case or proceeding, or such case or proceeding is consented to by VLF or remains undismissed for sixty (60) days, or VLF consents or admits the material allegations against it in any such case or proceeding; or .

                           (d) A trustee, receiver or agent (however named) is
appointed or authorized by a court of competent jurisdiction to take charge of substantially all of the property of VLF for the purpose of general administration of such property for the benefit of creditors and the order making such appointment or granting such authorization is not vacated within sixty (60) days, during which period such trustee, receiver or agent shall not have taken any action with respect to the property of VLF which might materially adversely prejudice the interest of LIM under the security agreement entered into on this date between LIM and VLF ("Security Agreement") securing the obligation of VLF under this Note.

                  iii. Merger. VLF sells all or substantially all of its assets or merges or is consolidated with or into another corporation in which the VLF stockholders immediately prior to such merger or consolidation own less than 50% of the outstanding voting securities of such combined entity immediately after the Merger; provided, however, this provision shall not apply to a merger, consolidation or sale in which the Option Agreement, of even date by and between VLF and LIM ("Option Agreement") is required to be exercised by VLF as a condition to closing;

                  iv. Change in Control. A "Change in Control" of VLF after the date of this Note. A "Change in Control" shall mean any transaction, or related series of transactions occurring after the date of this Note, pursuant to which one or more persons or entities acting in concert collectively acquire more than fifty percent (50%) of the outstanding voting securities of VLF.

                  v. Cross Default under the Security Agreement. The occurrence and declaration of an Event of Default under the Security Agreement.


LIM's Rights. Upon the occurrence of an Event of Default upon written declaration by LIM the remaining unpaid Principal and Default Interest thereon shall become immediately due and payable. No waiver of any default hereunder shall be construed as a waiver of any subsequent default, and the failure to exercise any right or remedy hereunder shall not waive the right to exercise such right or remedy thereafter.

         Suits for Enforcement and Remedies. If an Event of Default occurs, the holder of this Note may proceed to protect and enforce such holder's rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Note or under the Security Agreement or in aid of the exercise of any power granted in this Note or under the Security Agreement, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of the holder of this Note or under the Security Agreement. No right or remedy herein shall be cumulative and shall be in addition to every other right and remedy given hereunder or under the Security Agreement or now or hereafter existing at law or in equity or by statute or otherwise. Without limiting the generality of the foregoing, if an Event of Default has occurred, no holder of this Note shall be required to resort to any particular security, right or remedy or to proceed in any particular order of priority, and the holder of this Note shall have the right at any time and from time to time, in any manner or in any order, to enforce its security interests, liens, rights and remedies, or any of them, as it deems appropriate in the circumstances.

         Unconditional Obligation; Fees; Waivers; etc.

                  i. if the holder of this Note shall institute any action to enforce the collection of any amount of Principal and/or Default Interest and/or late charges on this Note, there shall be due and payable from VLF on demand, in addition to the then unpaid amounts due, all reasonable costs and expenses incurred by LIM in connection therewith, including, without limitation, reasonable attorneys' fees and disbursements.

                  ii. No forbearance, indulgence, delay or failure to exercise any right or remedy with respect to this Note shall operate as a waiver, nor as an acquiescence in any default, nor shall any single or partial exercise or any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

                  iii. This Note may not be modified or discharged orally, but only in writing duly executed by the holder hereof.

                  iv. VLF hereby waives presentment, demand, notice of dishonor, protest and notice of protest.

         Security For Payment. The payment obligations of VLF and the collection rights of LIM under this Note are secured by the pledge to LIM of certain assets of VLF pursuant to the terms of the Security Agreement.

         Governing Law. This Agreement will be governed by, construed and enforced in accordance with the laws of the State of New York without application of principles of conflicts of laws. All parties submit to the exclusive jurisdiction of the State and Federal Courts of the State, City and County of New York for any legal matters pertaining to this Agreement.

         Successor Interests. The terms of this Note shall be binding upon VLF, and upon VLF's successors and assigns, and shall inure to the benefit of LIM and his heirs, personal representatives and successors. Notwithstanding anything in this Note to the contrary, this Note may not be transferred by LIM to anyone other than LIM's heirs, legal representatives or beneficiaries under his will, his "immediate family members" (which shall be defined as his wife, children, grandchildren, siblings and their spouses) or to a trust or other entity for the sole benefit of LIM or his immediate family members.

         Time of Payment. Payment to be made by the VLF to the LIM pursuant to the terms of this Note shall be tendered by VLF to the LIM by company check, during normal banking hours on any banking business day. If the date set for payment is not a banking business day, such payment may be made on the next succeeding banking business day and Default Interest and late charges (if applicable) shall continue to accrue on any amount so effected until the payment thereof on such extended due date.

         Construction. Headings of the various paragraph of this Note are for convenience of reference only and shall in no way modify any of the terms or provisions of this Note.

         Notices. All notices, demands and other communications which are required to be given to or made by either party to the other in connection with this Note will be in writing, will be deemed to have been given the next business day after properly sent by reliable next business day courier (as evidenced by the receipt from such courier) to the following addresses: if to
LIM: to the address set forth on the first page of this Agreement with a copy to Richard Kurnit, Esq., Frankfurt, Kurnit, Klein & Selz, P.C., 488 Madison Avenue, New York, NY 10022; or if to, VLF: to Jerry L. Malis, CEO, Valley Forge Scientific Corp., 136 Green Tree Road, Suite 100, P.O. Box 1179, Oaks, PA 19456 with a copy to Russell U. Schenkman, Esq., Schenkman Jennings & Howard, LLC,13 Roszel Road, Suite C-225, Princeton, New Jersey 08540.

IN WITNESS WHEREOF, the undersigned has caused this Note to be duly executed, attested and delivered by its authorized and empowered officer, as of the day and year first written above.



ATTEST                                 VALLEY FORGE SCIENTIFIC CORP.



                                       By:
----------------------------------        ---------------------------------

                                                                       Exhibit B
                               SECURITY AGREEMENT

This Security Agreement is made on  _____, 2004,

         BETWEEN the Debtor, Valley Forge Scientific Corp., a Pennsylvania corporation, with a business address of 136 Green Tree Road, Oaks, PA 19456, referred to as "Grantor";

         AND the Secured Party, Leonard I. Malis, an individual, whose address is at 219-44 Peck Avenue, Queens, New York 1142712, referred to as the "Lender".

         Definitions. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code as in effect from time to time in the State of Pennsylvania:

                  a. Agreement. The word "Agreement" means this Security Agreement, as this Security Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Security Agreement from time to time.

                  b. Change of Control. The word "Change of Control" shall mean any transaction, or related series of transactions occurring after the date of this Agreement, pursuant to which one or more persons or entities acting in concert collectively acquire more than fifty percent (50%) of the outstanding voting securities of VLF.

                  c. Collateral. As defined on page 2 of this Agreement.

                  d. Event of Default. As defined on page 4 of this Agreement.

                  e. Indebtedness. The word "Indebtedness" means the indebtedness evidenced by the Note and all interest, fees, costs, expenses, reimbursement obligations, indemnities and other liabilities owed to or incurred by Lender in connection with the Note, the collection thereof, this Security Agreement, and the enforcement of Lender's rights hereunder, including without limitation of reasonable attorneys' fees and expenses and sums advanced by Lender to protect the Collateral or otherwise as permitted under this Agreement.

                  f. Note. The word "Note" means the Installment Note executed by Valley Forge Scientific Corp. to Lender in the principal amount of $4,157,504.00 of even date, together with all renewals of, extensions and modifications.

                  g. Property. The word "Property" means all of Grantor's right, title and interest in and to all the Property as described in the "Collateral Description" section of this Agreement.

         Grant of Security Interest. To induce Lender to accept the Note and the terms thereof, as payment for Grantor's exercise of a certain option agreement dated October ____, 2004, by and between Grantor and Lender ("Option Agreement") and for other valuable consideration, Grantor grants to Lender a first priority security interest in the Collateral to secure the Indebtedness and agrees that Lender shall have the rights stated in this Agreement with respect to the Collateral, in addition to all other rights which Lender may have at law or in equity.

         Collateral Description. The word "Collateral" as used in this Agreement means the following described property of Grantor, wherever located, in which Grantor is giving to Lender a security interest for the payment of the Indebtedness and performance of all other obligations under the Note and this
Agreement:

                  a. All Grantor's rights in the "Malis" trademark and all variations thereof ("Trademark") and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registration and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, and the right to obtain all renewals, extensions and continuations thereof.

                  b. Grantor's patents as identified in Schedule A, attached hereto, (the "Patents" and, collectively with the Trademark the "Intellectual Property"), and all reissues and extensions thereof and all goodwill associated therewith, all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, and all rights to obtain any reissues or extensions of the Patents as identified in Schedule A.

                  c. All renewals, of any of the Intellectual Property.

                  d. All proceeds (including insurance proceeds) from the sale, destruction, loss, or other voluntary or involuntary disposition of any of the Intellectual Property described in this Collateral section and all royalties and licensing fees of, to or from any such Collateral.

         Grantor's Representations and Warranties with Respect to the Collateral. With respect to the Collateral, Grantor represents and warrants and covenants to Lender that:

                  a. Perfection of Security Interest. Grantor agrees to execute, deliver, file and record all such financing statements or other documents and to take whatever other actions are requested by Lender to perfect and continue Lender's security interest in the Collateral. Grantor authorizes Lender to file financing statements where desirable in Lender's judgment to perfect such security interest without the signature of Grantor.

                  b. Information Regarding Names; Notices to Lender. Grantor has disclosed to Lender on Exhibit A hereto complete and correct information regarding Grantor's exact legal name and all prior or current names and trade names used by Grantor. Grantor will promptly notify Lender in writing at Lender's address shown above (or such other addresses as Lender may designate from time to time) at least ten (10) business days prior to any (1) change in Grantor's name; (2) change in Grantor's state of organization; or (3) conversion of Grantor to a new or different type of business entity.

                  c. No Violation Authority. The execution delivery, and performance of this Agreement will not violate any law or agreement governing Grantor or to which Grantor is a party. Grantor has full power and authority to grant security interests in the Collateral and to execute, deliver and perform its obligations in accordance with the terms of this Agreement.

                  d. Transaction involving Collateral. Grantor shall not sell, offer to sell, or otherwise transfer or dispose of any particular Intellectual Property that constitutes the Collateral. Grantor shall not pledge, mortgage, encumber or otherwise permit the Collateral to be subject to any lien, security interest, encumbrance, or charge, other than the security interest provided for in this Agreement, without the prior written consent of Lender. This includes security interests even if junior in right to the security interests granted under this Agreement. Notwithstanding anything to the contrary in this Agreement, the Note or the Option Agreement, prior to the occurrence and declaration of an Event of Default, nothing in this Agreement, the Note or the Option Agreement shall (i) restrict, prevent or limit Grantor from entering into any licensing agreements, royalty agreements, distribution agreement or other agreements, pertaining to the Intellectual Property with third parties in arms length transactions or from receiving royalties or other fees or payments pertaining to the Intellectual Property; (ii) in any manner whatsoever restrict, prevent or limit Grantor's use of the Intellectual Property in the ordinary course of its business; (iii) restrict, prevent of limit Grantor's rights under any license, royalty or other agreement to collect and use any payments, fees or amounts due and payable to Grantor under such agreements, without any accounting whatsoever to Lender.

                  e. Title. Grantor represents and warrants to Lender that Grantor holds the same title to the Trademark that was conveyed to Grantor by the Lender and has title to the other Collateral, free and clear of all liens and encumbrances except for the lien of this Agreement. No financing statement covering any of the Collateral is on file in any public office other than those which reflect the security interest created by this Agreement or to which Lender has specifically consented. Grantor shall defend Lender's rights in the Collateral against the claims and demands of all other persons.

                  f. Repairs and Maintenance. Grantor agrees to keep and maintain, and to cause others to keep and maintain, the Collateral in good order, repair and condition at all times while this Agreement remains in effect. Grantor further agrees to pay when due all claims for work done on, or services rendered or material furnished in connection with the Collateral so that no lien or encumbrance may ever attach to or be filed against the Collateral.

                  g. Records, Inspection of Collateral. Lender and Lender's designated representatives and agents shall have the right at all reasonable times to examine and inspect the Collateral wherever located. Grantor shall keep and cause to be kept accurate and complete records of the Collateral and its proceeds at its principal place of business, which records will be made available for inspection and copying upon such premises by Lender at any reasonable time during normal business hours.

                  h. Taxes, Assessments and Liens. Grantor will pay when due all taxes, assessments and liens upon the Collateral

                  i. Compliance with Governmental Requirements. Grantor shall comply promptly with all laws, ordinances, rules and regulations of all governmental authorities, now or hereafter in effect, applicable to the ownership, production, disposition, or use of the Collateral. Grantor may contest in good faith any such law, ordinance or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as Lender's interest in the Collateral, in Lender's opinion, is not jeopardized.

                  j. Financing Statement. Grantor authorizes Lender to file a UCC-1 financing statement, or alternatively, a copy of this Agreement to perfect Lender's security interest. At Lender's request, Grantor additionally agrees to sign all other documents that are necessary to perfect, protect, and continue Lender's security interest in the Property. This includes making sure Lender is shown as the first and only security interest holder on the title covering the Property.

                  k. Intellectual Property.

                           (i) Schedule A, hereto lists all Patents which are
Collateral.

                           (ii) On the date hereof, to Grantor's knowledge all
Intellectual Property is valid, subsisting, unexpired and enforceable, has not been abandoned and does not infringe the intellectual property rights of any other person.

                           (iii) To Grantor's knowledge, no holding, decision or
judgment has been rendered by any governmental authority which would limit, cancel or question the validity of, or Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a material adverse effect on Grantor.

                           (iv) No action or proceeding is pending, or, to the
knowledge of Grantor, threatened, on the date hereof (a) seeking to limit, cancel or question the validity of any Intellectual Property or Grantor's ownership interest therein, or (b) which, if adversely determined, would have a material adverse effect on the value of any Intellectual Property owned by Grantor.

                           (v) Grantor will promptly notify Lender if any
application or registration relating to any Intellectual Property becomes forfeited, abandoned or dedicated to the public, or any adverse determination or development in any proceeding in the United States Patent and Trademark Office regarding Grantor's ownership of, or the validity of, any Intellectual Property or Grantor's right to register the same or to own and maintain the same.

                           (vi) In the event that Grantor determines that any
Intellectual Property is infringed, misappropriated or diluted by a third party, Grantor shall (a) take such actions as Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (b) if such Intellectual Property is of material economic value, promptly notify Lender after it learns thereof.

         Grantor's Right to Possession. Until the occurrence and declaration of an Event of Default, Grantor shall have sole possession and beneficial use of all the Collateral and may use it in any lawful manner. If Lender at any time has possession of any Collateral after an Event of Default, Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral if Lender takes such action for that purpose as Grantor shall request or as Lender shall reasonably determine appropriate under the circumstances, but failure to honor any request by Grantor shall not of itself be deemed to be a failure to exercise reasonable care. Lender shall not be required to take any steps necessary to preserve any rights in the Collateral against prior parties, nor to protect, preserve or maintain any security interest given to secure the Indebtedness.

         Lender's Expenditures. If any action or proceeding is commenced that would materially affect Lender's interest in the Collateral or if Grantor fails to comply with any provision of this Agreement, including but not limited to Grantor's failure to discharge or pay when due any amounts Grantor is required to discharge or pay under this Agreement or the Note, Lender on Grantor's behalf may (but shall not be obligated to) take any action that Lender deems appropriate, including but not limited to discharging or paying all taxes, liens, security interest, encumbrances and other claims, at any time levied or placed on the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the rate of six percent (6%) per annum from the date incurred or paid by Lender to the date of repayment by Grantor. All such expenses will become a part of the Indebtedness and, at Lender's option, will (A) be payable on demand; or (B) be added to the balance of the Note and be apportioned among and be payable with any installment payments to become due during the remaining term of the Note. This Agreement also will secure payment of these amounts. Such right shall be in addition to all other rights and remedies to which Lender may be entitled upon Default.

         Default. Each of the following shall constitute an Event of Default under this Agreement:

                  a. Other Indebtedness Default. Grantor fails to make any payment when due under any Indebtedness, other than the Note.

                  b. Other Defaults. Grantor fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement.

                  c. Insolvency.

                           (i) The termination of existence or cessation of
business by Grantor;

                           (ii) Grantor commences (as the debtor) a case in
bankruptcy, or commences (as the debtor) any proceeding under any other insolvency law;

                           (iii) A case in bankruptcy or any proceeding under
any other insolvency law is commenced against Grantor (as the debtor) and a court having jurisdiction enters a decree or order for relief against Grantor as the debtor in such case or proceeding, or such case or proceeding is consented to by Grantor or remains undismissed for sixty (60) days, or Grantor consents or admits the material allegations against it in any such case or proceeding; and

                           (iv) A trustee, receiver or agent (however named) is
appointed or authorized by a court of competent jurisdiction to take charge of substantially all of the property of Grantor for the purpose of general administration of such property for the benefit of creditors and the order making such appointment or granting such authorization is not vacated within sixty (60) days, during which period such trustee, receiver or agent shall not have taken any action with respect to the property of Grantor which might materially adversely prejudice the interest of Lender under this Agreement.

                  e. Cross Default. An Event of Default under the Note.

                  f. Change of Control. A Change of Control of Grantor.

                  g. The levy of any writ of execution or other judicial process upon any of the Collateral, which is not released within thirty (30) days thereafter.

                  h. Cure Provisions. If any default under subparagraph a or b is curable, it may be cured (and no event of default will have occurred) if Grantor, after receiving written notice from Lender demanding cure of such default: (1) cures the default within thirty (30) days; or (2) if the cure requires more than thirty (30) days, immediately initiates steps reasonably sufficient to cure the default and thereafter diligently continues and completes all reasonable and necessary steps sufficient to produce compliance as soon as reasonably practical.

         Rights and Remedies on Default. If an Event of Default occurs under this Agreement, at any time thereafter, Lender shall have all the rights of a secured party under the Pennsylvania Uniform Commercial Code. In addition and without limitation, Lender may exercise any one or more of the following rights and remedies:

                  a. Accelerate Indebtedness. Lender may declare the entire Indebtedness immediately due and payable upon notice to Grantor.

                  b. Assemble Collateral. Lender may require Grantor to deliver to Lender all or any portion of the Collateral and any and all certificates of title and other documents relating to the Collateral. Lender may require Grantor to assemble the Collateral and make it available to Lender at a place to be designated by Lender. If the Collateral contains other goods not covered by this Agreement at the time or repossession, Grantor agrees Lender may take such other goods, provided that Lender makes reasonable efforts to return them to Grantor after repossession.

                  c. Sell the Collateral. Lender shall have full power to sell, lease, transfer, or otherwise deal with the Collateral or proceeds thereof in Lender's own name or that of Grantor. Lender may sell the Collateral at public auction or private sale. Lender will give Grantor, and other persons as required by law, reasonable notice of the time and place of any public sale, or the time after which any private sale or any other disposition of the Collateral is to be made. However, no notice need by provided to any person who, after Event of Default occurs, enters into and authenticates an agreement waiving that person's right to notification of sale. The requirements of reasonable notice shall be met if such notice is given at least ten (10) days before the time of the sale or disposition. All expenses relating to the disposition of the Collateral, including without limitation the expenses of retaking, holding, insuring, preparing for sale and selling the Collateral, shall become a part of the Indebtedness secured by this Agreement shall be payable on demand, with interest at six percent (6%) per annum from date of expenditure until repaid.

                  d. Application of Proceeds. Any proceeds received by Lender in respect of any sale or collection from or other realization upon all or any part of the Collateral following the occurrence of an Event of Default may, in the discretion of Lender, be held by Lender as collateral for, and/or then or at any time thereafter applied by Lender as follows: (i) first, to pay all costs, expenses and charged of every kind (including reasonable attorneys' fees and costs) for pursuing, searching, protecting, taking, removing, storing, safekeeping, caring, preparing for sale, advertising, selling and delivering the Collateral and otherwise enforcing this Agreement and the Note; (ii) second, to pay the Indebtedness; and (iii) third, to pay the remaining funds, if any, after payment of the Indebtedness in full, to Grantor or to whomever may be lawfully entitled to receive such surplus. Payments received from any third party on account of disposition of Collateral shall not reduce the Indebtedness until paid in cash to Lender. The application of proceeds by Lender shall be without prejudice to Lender's rights as against Grantor or other persons with respect to any amount of the Indebtedness, which may remain unpaid. Any such deficiency shall be paid forthwith to Lender by Grantor.

                  e. Appoint Receiver. Lender shall have the right to have a receiver appointed to take possession of all or any part of the Collateral, with the power to protect and preserve the Collateral, to operate the Collateral preceding foreclosure or sale, and to collect the leases and rents from the Collateral and apply the proceeds, over and above the cost of the receivership, against the Indebtedness. The receiver may serve without bond if permitted by law. Lender's right to the appointment of a receiver shall exist whether or not the apparent value of the Collateral exceeds the Indebtedness by a substantial amount.

                  f. Collect Revenues, Apply Accounts. Lender, either itself or through a receiver, may collect the payments, rents, income and revenues from the Collateral. Lender may at any time in Lender's discretion transfer any Collateral into Lender's own name or that of Lender's nominee and receive the payments, rents, income, and revenues therefrom and hold the same as security for the Indebtedness or apply it to payment of the Indebtedness in such order of preference as Lender may determine.

                  g. Other Rights and Remedies. Lender shall have all the rights and remedies of a secured creditor under the provisions of the Uniform Commercial Code in the State of New York, as may be amended from time to time. In addition, Lender shall have an may exercise any or all other rights and remedies if may have available at law, in equity, or otherwise.

                  h. Cease using Trademark. Lender shall have the right to require Grantor to immediately cease using the Trademark on any or all of Grantor's property or products it sells to others.

                  i. Election of Remedies. Except as may be prohibited by applicable law, all of Lender's rights and remedies, whether evidenced by this Agreement, the Note, or by any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Grantor under this Agreement, after Grantor's failure to perform, shall not affect Lender's right to declare a default and exercise its remedies.

         Appointment of Lender as Lawful Attorney. During Leonard I. Malis' lifetime and provided that Leonard I. Malis is the Lender, upon and after the occurrence of an Event of Default, and the Grantor's failure to cure such Event of Default within thirty (30) days after notice to Grantor of such Event of Default and of Lender's intent to exercise its rights under this paragraph Grantor hereby irrevocably makes, constitutes and appoints Leonard I. Malis its true and lawful attorney (and agent-in-fact) for the purposes set forth in the following sentences of this paragraph. Upon and after the occurrence of an Event of Default, and the Grantor's failure to cure such Event of Default within thirty (30) days after notice to Grantor of such Event of Default and of Lender's intent to exercise its rights under this paragraph, Leonard I. Malis or his agent may, without any further notice to Grantor and at such time or times thereafter as Leonard I. Malis in his sole discretion may determine, in Grantor's or Lender's name: (i) give notice to account debtors and demand payment of obligations included in the Collateral; (ii) enforce payment and exercise all of Grantor's rights and remedies with respect to the collection of obligations relating to the Collateral by legal proceedings or otherwise; (iii) settle, adjust, compromise, discharge, release, extend or renew obligations relating to the Collateral; (iv) transfer into the name of Lender or the name of Lender's agent or nominee any of the Collateral; (v) make, settle and adjust claims under policies of insurance relating to the Collateral, endorse or sign the name of Grantor on any check or other item of payment for the proceeds of such policies of insurance, and make all determinations and decisions with respect thereto; and (vi) receive and direct the disposition of any proceeds of any Collateral.

         Indemnification. Grantor hereby agrees to indemnify and hold harmless Lender and agents against and from any and all claims, actions, liabilities, costs and expenses of any kind or nature whatsoever (including reasonable fees and disbursements of counsel) that may be imposed on, incurred by, or asserted against any of them, in any way relating to or arising out of this Agreement, any exercise of remedies hereunder or any other action taken or omitted by them hereunder, except that such claims, actions, liabilities, costs and expenses directly resulted from the gross negligence or willful misconduct of such indemnified persons.

         Waivers by Grantor. Except as otherwise expressly provided in this Agreement or the Note, the Grantor waives: (i) presentment, demand, and protest and notice of protest, default, compromise, settlement, extension, or renewal of the Note; (ii) notice prior to taking possession or control of Collateral or any bond or security that might be required by any court prior to allowing Lender to exercise any of Lender's remedies; (iii) the benefit of all valuation, appraisement, and exemption laws; (iv) any right to require Lender to proceed against any other person or collateral held from any other person; (v) any right to require Lender to pursue any other remedy in Lender's power whatsoever; and
(vi) any defense arising out of any election by Lender to exercise or not exercise any right or remedy it may have against Grantor, any other person or any security held by it, even though such election operates to impair or extinguish any right or reimbursement to subrogation or other right or remedy of Grantor against any other person or any such security.

         Assignment by Lender. Upon the occurrence of an Event of Default, Grantor agrees that Lender may assign or otherwise transfer this Agreement, or the Note, and may deliver all or any part of the Collateral to the transferee(s), who shall thereupon become vested with all the powers and rights in respect thereto given to the Lender herein or in the Note transferred, and Lender shall thereafter be fully discharged from any liability or responsibility with respect thereto.

         Miscellaneous Provisions. The following miscellaneous provisions are a part of this Agreement:

                  a. Amendments. This Agreement together with the Note constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to his Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

                  b. Attorneys' Fees; Expenses. Grantor agrees to pay upon demand all of Lender's costs and expenses, including Lender's reasonable attorneys' fees and Lender's legal expenses, incurred in connection with the enforcement of this Agreement after the occurrence of an Event of Default. Lender may hire or pay someone else to help enforce this Agreement, and Grantor shall pay the costs and expenses of such enforcement. Costs and expenses include Lender's reasonable attorneys' fees and legal expenses whether or not there is a lawsuit. Grantor also shall pay all court costs and such additional fees as may be directed by the court.

                  c. Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

                  d. Governing Law. This Agreement will be governed by, construed and enforced in accordance with federal law and laws of the State of New York. This Agreement has been accepted by Lender in the State of New York. The parties hereto (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the New York State Supreme Court or the United States District Court for the Southern District of New York; (ii) waive any objection which they may have now or hereafter based upon forum non conveniens or to the venue of any such suit, action or proceeding; and (iii) irrevocably consent of the jurisdiction of the New York State Supreme Court or the United Stated District Court for the Southern District of New York in any such suit, action or proceeding.

                  e. No Waiver by Lender. Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by Lender. No delay or omission on the part of Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by Lender of a provision of this Agreement shall not prejudice or constitute a waiver of Lender's right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by Lender, nor any course of dealing between Lender and Grantor, shall constitute a waiver of any of Lender's rights or of any of Grantor's obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

                  f. Notices. Any notice required to be given under this Agreement shall be given in writing, and shall be effective when actually delivered, when actually received by telefacsimile (unless otherwise required by law), or the next business day after deposited with a nationally recognized overnight courier, with receipt acknowledge directed to the addresses shown near the beginning of this Agreement. Any party may change its address for notices

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

under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party's address. For notice purposes, Grantor agrees to keep Lender informed at all times of Grantor's current address. A copy of all notices to Grantor shall be sent to Russell U. Schenkman, Esq., Schenkman Jennings & Howard, LLC, 13 Roszel Road, Suite C-225, Princeton, NJ 08540. A copy of all notices to Lender shall be sent to Richard Kurnit, Esq., Frankfurt, Kurnit, Klein & Selz, P.C., 488 Madison Avenue, New York, NY 10022.

                  g. Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstances, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it become legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

                  h. Successors and Assigns. Subject to any limitation stated in this Agreement on transfer of Grantor's interest, this Agreement shall be binding upon and inure to the benefit of the parties, their successors and assigns. If ownership of the Collateral becomes vested in a person other than Grantor, Lender, without notice to Grantor, may deal with Grantor's successors with reference to this Agreement and Indebtedness by way of forbearance or extension without releasing Grantor from the obligations of this Agreement or liability under the Indebtedness. Notwithstanding anything in this Agreement, the Note or the Option Agreement to the Contrary, this Agreement or the rights granted hereunder may not be transferred by Lender to anyone other than Lender's heirs, legal representatives or beneficiaries under his will, or his "immediate family members" (which shall be defined as his wife, children, grandchildren, siblings and their spouses) or to a trust or other entity for the sole benefit of Lender or his immediate family members.

                  i. Survival of Representations and Warranties. All representations, warranties, and agreements made by Grantor in this Agreement shall survive the execution and delivery of this Agreement, shall be continuing in nature, and shall remain in full force and effect until such time as Grantor's indebtedness shall be paid in full.

                  j. Time is of the Essence. Time is of the essence in the performance of this Agreement.

                  k. Waive Jury. All parties to this Agreement hereby waive the right to any jury trial in any action, proceeding, or counterclaim brought by any party against any other party.

         Termination of Agreement and Security Interest Notwithstanding anything in this Agreement to the contrary, upon the payment by Grantor of all amounts due and owing under the Note, this Agreement and all security interests created hereunder shall automatically terminate, and Lender shall promptly execute such documents that Grantor reasonably requests to evidence such termination of this Agreement and the security agreements created hereunder.

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

GRANTOR:
                                             Valley Forge Scientific Corp.


                                             By:
                                                --------------------------------


LENDER:                                         Leonard I. Malis



                                                --------------------------------
                                                Leonard I. Malis

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